UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

IntelGenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

IntelGenx Technologies Corp. (the “Company” or “IntelGenx”) held its Annual Meeting of Shareholders on May 13, 2015 (the “Annual Meeting”), for those who were shareholders of the Company at the close of business on March 20, 2015 (the “Record Date”), pursuant to notice and proxy materials duly mailed to them. As of the Record Date, there were 63,465,256 shares outstanding of the Company’s common stock at $0.00001 par value (the “IntelGenx Common Stock”). At the 2015 Annual Meeting, Record Date shareholders holding 46,764,223 shares (73,685%) of the IntelGenx Common Stock were present in person or per proxy. Each such shareholder was entitled to one vote for each share of the IntelGenx Common Stock held on the Record Day.

At the 2015 Annual Meeting, the following matters were submitted to votes of the Company’s shareholders:

(i)	the election of six directors,

(ii)	the ratification of Richter LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015,

(iii)	the advisory vote on executive compensation.

(i)	The following votes were received at the 2015 Annual Meeting from the shareholders for the election of five directors to serve until the 2016 Annual Meeting of Shareholders or until their respective successors are elected or appointed:

Name of Nominee	For	Abstain	Broker Non-Votes
Horst G. Zerbe, Ph.D.	14,619,759	201,498	31,942,966
J. Bernard Boudreau	14,663,644	157,613	31,942,966
John (Ian) Troup	14,670,699	150,558	31,942,966
Bernd J. Melchers	14,707,700	113,557	31,942,966
John Marinucci	14,707,700	113,557	31,942,966

(ii)	the following votes were received at the 2015 Annual Meeting from the shareholders to ratify the appointment of Richter LLP as the Company’s registered independent auditors for the fiscal year ending December 31, 2015, and such appointment was approved:

			Broker
For	Against	Abstain	Non-Votes
43,632,071	1,039,568	2,092,584	0

(iii)	the following votes were received at the 2015 Annual Meeting from the shareholders to approve (on an advisory basis) the compensation of the named executive officers, as disclosed in the Proxy Statement (“say on pay”), and such compensation was approved:

			Broker
For	Against	Abstain	Non-Votes
13,796,746	680,190	344,321	31,942,966

No other matters were submitted to or voted on by the shareholders.

Further information concerning the matters voted upon at the Annual Meeting is contained in the Company’s proxy statement, dated March 26, 2015, with respect to the 2015 Annual Meeting.

INTELGENX TECHNOLOGIES CORP.

Dated: May 14, 2015	By: /s/ Ingrid Zerbe
Ingrid Zerbe
Corporate Secretary